UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2006

DOMINION HOMES, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-23270	31-1393233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Tuttle Crossing Boulevard, P.O. Box 5000, Dublin, Ohio	43016-5555
(Address of principal executive offices)	(Zip Code)

(614) 356-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2006, Dominion Homes, Inc. (the “Company”), and the participating banks entered into Amendment No. 6 to the Second Amended and Restated Credit Agreement dated as of December 3, 2003 (the “Amendment”). As previously disclosed in the Company’s Form 10-Q for the quarter ended June 30, 2006, the Company had anticipated that it would not likely meet the interest coverage ratio covenant under the facility at September 30, 2006 and December 31, 2006. In connection with the Amendment, the participating banks agreed to waive the interest coverage ratio covenant requirement for September 30, 2006.

The Amendment contains the following additional significant provisions:

•	The definition of “Borrowing Base” was modified to increase the Company’s potential borrowing base by $15 million from October 1, 2006 through October 31, 2006.

•	The interest rate on the revolving line is the prime rate plus 1%.

•	LIBOR borrowings under the Facility are limited to $110,000,000 through November 6, 2006, and will be priced at LIBOR plus 4%.

•	The Company’s letter of credit obligations may not exceed the aggregate sum of $7,500,000.

•	In the event of any: (i) issuance of indebtedness; (ii) receipt of a tax refund; or (iii) termination, cancellation, or close-out of any swap agreements, the Company must make a payment under the Facility equal to 100% of the net cash proceeds received as result thereof. In addition, the Company must make a payment under the Facility equal to 80% of the net cash proceeds received as a result of any sales of real or personal property permitted under the Facility. There will be a corresponding permanent reduction in the revolving credit commitments equal to the amount of any such payment.

•	The Company will terminate its swap agreements and apply the net cash proceeds by October 31, 2006.

•	The Company’s aggregate borrowings and letters of credit may not exceed $216 million from September 30, 2006 through December 30, 2006, and are subject to further reduction pursuant to the mandatory prepayments noted above.

The above description is qualified in its entirety by reference to the full text of the Amendment No. 6 to Second Amended and Restated Credit Agreement, which is attached hereto and incorporated by reference herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Amendment No. 6 to Credit Agreement dated September 29, 2006, among Dominion Homes, Inc., The Huntington National Bank, as Administrative Agent, and the Lenders listed thereon.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION HOMES, INC.

By:	/s/ William G. Cornely
William G. Cornely, Senior Vice President of Finance and Chief Financial Officer

Date: October 2, 2006